Exhibit 10.2

                                PLEDGE AGREEMENT

         This Pledge Agreement is entered into as of the 31st day of January, 2005, by MILLENNIA, INC. ("Pledgor"), in favor of PAM J. HALTER (collectively "Secured Party").

         SECTION 1. SECURITY INTEREST. For value received, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the agreement by Secured Party to make a loan to Pledgor, pursuant to a Promissory Notes in the original aggregate principal amount of $400,000 entered into on the date hereof between Pledgor and Secured Party (the "Note"), Pledgor has granted, and does hereby grant to Secured Party, a security interest in and agrees and acknowledges that Secured Party has and shall continue to have a security interest in the following described property, to-wit:

                  4,000,000 shares of voting common stock of Thoroughbreds, Inc., a Nevada corporation, purchased by Pledgor from Secured Party pursuant to that certain Stock Purchase Agreement dated the date hereof (the "Agreement");

         together with all moneys, income, proceeds and benefits attributable or accruing to such property including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new security or other properties or benefits to which Secured Party is or may hereafter become entitled to receive on account of such property. All of the property in which Secured Party is hereby granted a security interest shall herein sometimes be called the "Collateral" and/or the "Pledged Securities".

         SECTION 2. OBLIGATIONS. The Collateral granted hereby is to secure the payment and performance of any and all indebtedness, obligations, and liabilities incurred by the Pledgor to the Secured Party pursuant to the terms and provisions of the Note and the obligations of Pledgor to Secured Party under the terms of the Agreement.

         SECTION 3. STATUS OF COLLATERAL. The Collateral has been purchased from Secured Party and shall registered in the name of Pledgor and remain issued and outstanding. The Shares shall be held by Secured Party together with a stock power covering the Shares executed in blank by Pledgor.

         SECTION 4. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

         A. Default in the payment of the Note when due;

         B. Default in the obligation to indemnify Secured Party under Section IV of the Agreement.

         C. The levy of any attachment, execution, garnishment or other process against all or any part of the Collateral in connection with any lien, debt, judgment, assessment or obligation of Pledgor, or the levy of any such process against any other property of Pledgor which would tend to have a material adverse effect upon Pledgor's ability to perform its obligations to Secured Party; or


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         (1)      calculation and canceled  automatically and, if therefor paid, shall be either refunded to the Maker or credited on the Note; and

         (2) In the event that the maturity of this Note is accelerated by reason or an election of Payee resulting from any event of default under this Note, or otherwise, then earned interest may never include more than the maximum amount permitted by law, and unearned interest, if any, provided for in this Note, or otherwise, shall be canceled automatically and, if therefor paid, shall be either refunded to Maker or credited on the Note.

         This Note is secured pursuant to the terms of the Pledge Agreement dated the date hereof among Maker and Payee, to which reference is made for a full understanding of its terms.

                                                  MAKER

                                                  MILLENNIA, INC.



                                                  By: /s/ Kevin B. Halter
                                                     ---------------------------
                                                     Kevin B. Halter , President




























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